Exhibit (10)(C)

I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information.

Sincerely,

/s/ Jon Feigelson
Jon Feigelson
Senior Vice President,
General Counsel & Head of
Corporate Governance